EXHIBIT 10.54

                       MILLER BUILDING SYSTEMS, INC.

                                 AGREEMENT


     THIS AGREEMENT, made as of this 9th day of September, 1994, by and between Ronald L. Chez (hereinafter called "Chez") and Miller Building Systems, Inc., a Delaware corporation (hereinafter called the "Company");
                                WITNESSETH:
     WHEREAS, Chez has recently served the Company as its Chairman of the Board of Directors; and
     WHEREAS, both Chez and the Company, based on circumstances which changed subsequent to the meeting of the Board of Directors of the Company on June 30, 1994, believed that their separate interests were best served if such service were terminated upon the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:
     1. The service of Chez as Chairman of the Board of Directors of the Company (as well as his services, if any, for or in behalf of the Company in all other capacities, whether as officer, agent, representative or otherwise) terminated as of August 11, 1994; it being understood and agreed, however, that the service of Chez as a member of the Board of Directors of the Company, as the chairman of its executive committee and as a member of its nominating committee were not terminated as of such date.
     2. The Company as partial compensation for such services described in paragraph 1 hereof has paid to Chez (by way of wire transfer to Ronald L. Chez, Inc., a wholly-owned corporation of
Chez) the sum of $29,000.00, receipt whereof is hereby acknowledged.
     3. The Company as further compensation for such services and for the termination described in paragraph 1 hereof and for all compensation pursuant to the "Terms of Ronald Chez's Position as the Chairman of the Board of Miller Building Company, Inc.", as approved by the Company's Board of Directors on June 30, 1994, hereby grants to Chez options to purchase Common Stock, par value $0.01 per share, of the Company, as follows:



          Number of Shares
          of Common Stock         Exercise
          Subject to Option       Price

          (A) 25,000              $3.50

          (B) 25,000              $3.50

          (C) 15,000              $4.50,

all such options (i) to be granted and fully vested under the Company's 1994 stock option plan, (ii) not to be qualified incentive options under Section 422A of the Internal Revenue Code, as amended, (iii) as to the option covering 25,000 shares of Common Stock referred to in clause (A) of the foregoing table, to be exercised at any time and from time to time in whole or in part during the period from and after the date hereof until July 1, 1999, and, as to the options covering the 40,000 shares of Common Stock referred to in clauses (B) and (C) of the foregoing table, to be exercised at any time and from time to time in whole or in part during the period from and after June 30, 1995 until July 1, 1999,
(iv) as to the options covering the 40,000 shares of Common Stock referred to in clauses (B) and (C) of the foregoing table, to become null and void to the extent unexercised immediately as of the occurrence of a "Termination Event" (as hereinafter defined), and (v) to be evidenced by a stock option agreement, dated the date of this Agreement, in form similar to the Company's standard form of stock option agreement with such changes thereto as shall be necessary to evidence the parties' agreement with respect thereto as set forth in this paragraph 3 and paragraph 5 hereof.
     4. The Company will slate Chez at the Company's 1994 Annual Meeting of Stockholders as a nominee for election to one three year term as a member of the Company's Board of Directors.
     5. During the period from the date hereof until July 1, 1995, neither Chez nor any Affiliate or Associate (as those terms are defined in Rule 405 under the Securities Act of 1933) of Chez (regardless of whether such person or entity is an Affiliate or Associate on the date hereof) will (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or solicit any person or entity with respect to the voting of any voting securities of the Company, (ii) form, join or in any way participate in any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of the Company, or (iii) other than solely in Chez's capacity as a member of the Company's Board of Directors, act, alone or in concert with others, directly or indirectly, to seek to control the management, board of directors or policies of the Company (the occurrence of any event covered by any of the foregoing clauses (i) through (iii), but only if such event is "hostile" within the meaning of the definition set forth in the following sentence, being herein called a "Termination Event"). For the purposes of the foregoing sentence the word "hostile" shall mean any event or series of events which may fall within the scope of any of the aforementioned clauses (i) through
(iii) of the foregoing sentence, other than communications by Chez to any member or members of the Board of Directors of the Company, which the Board of Directors of the Company in good faith by resolution within a reasonable time determines to be materially adverse to the best interests of the Company and its stockholders; provided, however, if Chez shall in advance notify (in person, by telephonic means or in writing) the Chairman of the Board of Directors of the Company or the President of the Company of any event or series of events which may fall within the scope of any of the aforementioned clauses (i) through (iii) of the foregoing sentence and which Chez proposes to effectuate or commence to effectuate within the following 20 days and if such Chairman or President shall in writing take a "no objection" position with respect thereto within 72 hours thereafter, then the Board of Directors of the Company may not thereafter resolve such event or series of events to be materially adverse to the best interests of the Company and its stockholders within the meaning of this sentence. No resolution of the Board of Directors pursuant to the foregoing sentence shall in any manner preclude the Company from asserting in any judicial proceeding any right or remedy which the Company may have against Chez for any event or series of events which may be resolved to be "hostile" as aforesaid.
     6. All representations, warranties and covenants contained herein shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.
     7. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns, Affiliates and Associates, but shall not be assignable by any party hereto without the prior written consent of the other party hereto.
     8. Except as set forth in the last sentence of paragraph 5 hereof, any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:
          If to the Company:

               Miller Building Systems, Inc.
               58120 County Road 3 South
               P.O. Box 1283
               Elkhart, Indiana  46515
               Attention:  Chief Executive Officer

          If to Chez:

               Ronald L. Chez
               c/o Ronald L. Chez, Inc.
               555 West Madison Street
               Suite 3508, Tower 1
               Chicago, IL  60661

or to such other address with respect to a party as such party shall notify the other in writing.
     9. No party may waive any of the terms or conditions of this Agreement, except by a duly signed writing referring to the specific provision to be waived.
     10. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
     11. The parties hereto acknowledge that, except as set forth in this Agreement, there are no written or oral understandings, arrangements or agreements between them or pursuant to which they have any rights or obligations.
     12. This agreement constitutes the entire agreement, and supersedes all other and prior agreements, arrangements and understandings, both written and oral, among the parties hereto.
     13. This Agreement may be executed in three counterparts, each of which shall be deemed an original but both of which shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the day and year first above written.
                                   MILLER BUILDING SYSTEMS, INC.


                                   By:\Edward C. Craig
                                      Title:  President and Chief
                                              Executive Officer


                                   By:\Steven F. Graver
                                      Title:  Chairman of the
                                              Board of Directors


                                   /Ronald L. Chez
                                   RONALD L. CHEZ